                                                                      Exhibit 99

                                 MAX & ERMA'S(R)
                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229



FOR IMMEDIATE RELEASE
---------------------

Max & Erma's Restaurants, Inc.     For Further Information Contact:
NASDAQ:  MAXE                      William C. Niegsch, Jr.
                                   Exec.Vice President & Chief Financial Officer
                                   (614) 431-5800
September 4, 2003                  www.maxandermas.com



                         MAX & ERMA'S RESTAURANTS, INC.
                          REPORTS THIRD QUARTER RESULTS


THIRD QUARTER HIGHLIGHTS:


o    3RD QUARTER SAME-STORE SALES POSITIVE 1.2%;

o    REVENUES RISE 11% TO A THIRD QUARTER RECORD $39.6 MILLION;

o    THREE COMPANY OWNED RESTAURANTS SCHEDULED TO OPEN DURING 4TH QUARTER, 2003;

o ONE FRANCHISED RESTAURANT OPENED DURING 3RD QUARTER, ONE ADDITIONAL OPENING PLANNED FOR 4TH QUARTER;

o SIX TO EIGHT FRANCHISED OPENINGS AND FOUR TO FIVE COMPANY-OWNED RESTAURANTS PLANNED FOR 2004;

o    BOARD AUTHORIZES REPURCHASE OF 200,000 SHARES


FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

-----------------------------------------------------------------------------------------------------------------
                                                   12 WEEKS ENDED                         40 WEEKS ENDED
-----------------------------------------------------------------------------------------------------------------
                                                                   %                                         %
                                           8/3/03      8/4/02    Change          8/3/03         8/4/02    Change
-----------------------------------------------------------------------------------------------------------------
                            Revenues     $ 39,590    $ 35,712       11%       $ 127,599      $ 115,992      10%
-----------------------------------------------------------------------------------------------------------------
                    Operating Income     $  1,079    $  1,704      -37%       $   4,027      $   5,240     -23%
-----------------------------------------------------------------------------------------------------------------
                 Income Before Taxes     $    686    $  1,229      -44%       $   2,729      $   3,556     -23%
-----------------------------------------------------------------------------------------------------------------
                          Net Income     $    620    $    881      -30%       $   2,178      $   2,563     -15%
-----------------------------------------------------------------------------------------------------------------
 Diluted Net Income per Common Share     $   0.24    $   0.34      -29%       $    0.82      $    0.99     -17%
-----------------------------------------------------------------------------------------------------------------
          Diluted Shares Outstanding        2,629       2,582        2%           2,652          2,597       2%
-----------------------------------------------------------------------------------------------------------------

COLUMBUS, OHIO, SEPTEMBER 4, 2003 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported third quarter 2003 financial results.

Revenues for the third quarter of 2003 increased 11% to a third quarter record $39.6 million from $35.7 million for the third quarter of 2002. Net income and net income per diluted share declined 30% and 29%, respectively from $881,000 or $0.34 per diluted share for the third quarter of 2002 to $620,000 or $0.24 per diluted share for the third quarter of 2003.

Year-to-date revenues rose 10% to $127.6 million for 2003 from $116.0 million for the first 40 weeks of 2002. Year-to-date net income and net income per diluted share fell 15% and 17%, respectively to $2,178,000 or $0.82 per diluted share for 2003 from $2,563,000 or $0.99 per diluted share for 2002.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's, credited this year's revenue growth to the continued opening of above average sales locations, the continued opening of franchised locations and positive same-store sales of 1.2% for the third quarter. He said he was particularly pleased to see same-store sales turn positive. On a year-to-date basis same-store sales are only slightly negative and he said all of that could be attributed to a Valentine's Day weekend snow storm that closed several of the Company's restaurants. Mr. Barnum said that even with concerns over the economy, the return to positive same-store sales shows that our customers recognize the quality and value offered at Max & Erma's.

Mr. Barnum said that while he is not satisfied with current store level profit margins, which are off from last year's record pace, he is pleased with the improvement made from the second quarter of this year. Key cost percentages for costs of goods sold, payroll and benefits and other operating expense improved a combined 60 basis points from the second quarter of this year. Mr. Barnum added that he expects this improving trend in margins to continue into the fourth quarter, however, health insurance, workers compensation insurance and natural gas prices continue to hurt margins.

Mr. Barnum went on to say that the Company will open three restaurants in the fourth quarter of 2003 for a yearly total of six. Looking ahead to next year, the Company expects to achieve a slightly greater percentage of its growth objectives from franchised openings. The Company expects franchisees to open six to eight restaurants next year while plans call for four to five Company-owned restaurant openings. Mr. Barnum said we are slowing our growth slightly to focus Company growth on sites that have higher sales potential or the potential for a higher sales to investment ratio. At the same time, we will be working to improve our training programs to provide better support for an accelerated franchise effort.

Mr. Barnum also announced that the Company's Board of Directors authorized the repurchase of up to 200,000 shares of its common stock through August 21, 2004. The buybacks will occur selectively at the Board's discretion through market purchases or privately negotiated transactions. The Company's stock has traded in a range of $11.62 to $17.93 over the last 52 weeks.

At August 3, 2003, Max & Erma's owned and operated 70 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor and Grand Rapids, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk, Virginia. The Company also franchises fifteen restaurants in Cleveland, Columbus, Dayton, Sandusky and Wilmington, Ohio, the Ohio Turnpike, St. Louis, Missouri, Green Bay, Wisconsin; Philadelphia, Pennsylvania; and Edinburgh, Indiana. Three Company-owned Max & Erma's restaurants were under construction in Columbus, Cincinnati, and Toledo, Ohio. Franchised restaurants were under construction in the Cincinnati, Ohio airport; Green Bay, Wisconsin and Oaks, Pennsylvania. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

--------------------------------------------------------------------------------
This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.
--------------------------------------------------------------------------------


                        - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               August 3,
                                                                 2003               October 27,
                               ASSETS                          Unaudited               2002
                                                              ------------          -----------

Current Assets:
Cash and Equivalents                                          $  1,746,982         $  3,406,702
Inventories                                                      1,181,091            1,096,228
Other Current Assets                                             2,061,760            1,146,941
                                                              ------------         ------------
Total Current Assets                                             4,989,833            5,649,871

Property - At Cost:                                             85,181,762           80,116,750
Less Accumulated Depreciation and Amortization                  35,286,553           32,423,502
                                                              ------------         ------------
Property - Net                                                  49,895,209           47,693,248

Other Assets                                                     8,755,007            8,628,311
                                                              ------------         ------------
Total                                                         $ 63,640,049         $ 61,971,430
                                                              ============         ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations                   $  2,627,267         $  2,548,008
Accounts Payable                                                 4,529,218            4,596,833
Accrued Payroll and Related Taxes                                2,657,661            2,877,095
Accrued Liabilities                                              2,882,312            3,729,604
                                                              ------------         ------------
Total Current Liabilities                                       12,696,458           13,751,540

Long-Term Obligations - Less Current Maturities                 36,876,605           36,862,008

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares
   Issued and Outstanding 2,481,133 Shares
   at 8/3/03 and 2,346,798 Shares at 10/27/02                      248,113              234,680
Additional Capital                                                 340,023
Other Comprehensive Income                                        (606,909)            (794,290)
Retained Earnings                                               14,085,759           11,917,492
                                                              ------------         ------------
Total Stockholders' Equity                                      14,066,986           11,357,882
                                                              ------------         ------------
Total                                                         $ 63,640,049         $ 61,971,430
                                                              ============         ============

                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                            Twelve Weeks Ended                     Forty Weeks Ended
                                     --------------------------------        --------------------------------
                                       August 3,           August 4,           August 3,           August 4,
                                         2003                2002                2003                2002
                                     ------------        ------------        ------------        ------------
REVENUES:                            $ 39,589,993        $ 35,712,493        $127,599,012        $115,992,136

COSTS AND EXPENSES:
Costs of Goods Sold                     9,833,941           8,672,221          31,413,934          28,576,383
Payroll and Benefits                   12,994,300          11,395,408          41,758,349          37,274,130
Other Operating Expenses               12,240,073          10,796,877          39,727,347          35,087,016
Pre-Opening Expenses                      275,496             217,055             642,994             472,983
Loss on Disposition of Assets             158,239             158,239
Administrative Expenses                 3,009,247           2,926,622           9,871,428           9,341,889
                                     ------------        ------------        ------------        ------------
Total Operating Expenses               38,511,296          34,008,183         123,572,291         110,752,401
                                     ------------        ------------        ------------        ------------
Operating Income                        1,078,697           1,704,310           4,026,721           5,239,735
Interest Expense                          373,606             474,924           1,259,704           1,644,782
Minority Interest in Income
  of Affiliated Partnerships               19,251                --                38,502              38,503
                                     ------------        ------------        ------------        ------------

INCOME BEFORE INCOME TAXES                685,840           1,229,386           2,728,515           3,556,450
INCOME TAXES                               66,000             348,000             551,000             993,000
                                     ------------        ------------        ------------        ------------
NET INCOME                           $    619,840        $    881,386        $  2,177,515        $  2,563,450
                                     ============        ============        ============        ============



NET INCOME  PER SHARE:
    Basic                            $       0.25        $       0.38        $       0.89        $       1.10
                                     ============        ============        ============        ============
    Diluted                          $       0.24        $       0.34        $       0.82        $       0.99
                                     ============        ============        ============        ============


SHARES OUTSTANDING:
   Basic                                2,474,839           2,319,028           2,437,502           2,336,895
                                     ============        ============        ============        ============
   Diluted                              2,628,741           2,582,193           2,652,408           2,597,210
                                     ============        ============        ============        ============
